Designated Filer:         Andrew M. Bursky
Issuer & Ticker Symbol:   Sylvamo Corporation (SLVM)
Date of Event Requiring   April 21, 2022
Statement:

                            Joint Filer's Signature

Dated: April 26, 2022           /s/ Timothy J. Fazio
                                ----------------------------------------------
                                Timothy J. Fazio